UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Urstadt Biddle Properties Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

URSTADT BIDDLE PROPERTIES INC.
321 RAILROAD AVENUE
GREENWICH, CT 06830

D95180-P82979

Your Vote Counts! URSTADT BIDDLE PROPERTIES INC. 2023 Annual Meeting Vote by March 21, 2023 11:59 PM ET

You invested in URSTADT BIDDLE PROPERTIES INC. and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on March 22, 2023.

Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to March 8, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* March 22, 2023 2:00 p.m. EDT
Virtually at: www.virtualshareholdermeeting.com/UBA2023

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors Nominees to serve for three years as Class II directors:
1a.	Kevin J. Bannon	For
1b.	Richard Grellier	For
1c.	Charles D. Urstadt	For
2.	To ratify the appointment of PKF O’Connor Davies, LLP as the independent registered public accounting firm of the Company for one year.	For
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.	For
4.	To vote, on an advisory basis, on the frequency of the advisory vote on the compensation of the Company’s named executive officers.	Years
5.	To approve an amendment of the Company’s Amended and Restated Restricted Stock Award Plan.	For
Each Proposal is a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D95181-P82979